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                                                                      EXHIBIT 99

             [LOGO OF EINSTEIN/NOAH BAGEL CORP. NEWS APPEARS HERE]

                                        Contact:    Nancy Shipp
                                                    303-216-3738

                     EINSTEIN/NOAH BAGEL CORP. APPOINTS NEW
                            CHIEF FINANCIAL OFFICER

                                     * * *
                            CARLBORG RESIGNS AS CFO


GOLDEN, COLO., April 23, 1999 - Einstein/Noah Bagel Corp. (Nasdaq:  ENBX) today
announced the appointment of Paula E. Manley as Chief Financial Officer.    W.
Eric Carlborg resigned as Chief Financial Officer to become the Chief Financial Officer of Authorize.Net Corporation, a leading provider of electronic transaction processing services based in Provo, Utah.

"Eric has been a key member of the senior management team and I will miss his leadership and presence. I appreciate the strong contribution he has made over the years and wish him and his family well," said Bob Hartnett, Chairman, Chief Executive Officer and President of ENBC.

Manley has been a Vice President of the Company since February 1998. Prior to that time, Manley was Chief Financial Officer of one of the Company's former area developers. In addition, Manley has served as Controller of the franchise division of Burger King Corp.

"Paula and I have worked together for over 3 years. With her strong financial experience in the restaurant industry, I am extremely confident in her ability to manage our business financially. We are fortunate to have such depth in our current management team," added Hartnett.

Currently, there are 538 ENBC retail bagel stores in 29 states and the District of Columbia operating under the Einstein Bros. Bagels and Noah's New York Bagels brand names. Einstein Bros. and Noah's stores are unique bagel cafes and bakeries featuring fresh-baked bagels, a variety of cream cheese spreads, specialty coffee drinks, soups, sandwiches and salads. ENBC trades on the Nasdaq SmallCap Market under the ticker symbol ENBX.

Certain matters discussed in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors disclosed in the Company's reports filed with the Securities and Exchange Commission that may cause actual results, performance or achievements of the Company to differ from the results, performance or achievements expressed or implied by such-forward looking statements.


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